Exhibit 3.4

RULES AND PROCEDURES

OF

ADELPHIA RECOVERY TRUST

a Delaware statutory trust

(Effective February 15, 2007)

ARTICLE I

General Provisions

Section 1. Status and Governance of Trust. The Trust is a Delaware statutory trust. It is governed by the Certificate, the Declaration and the Statutory Trust Act.

Section 2. Authority for and Construction of Rules and Procedures. These Rules and Procedures have been adopted by the initial CVV Trustees pursuant to their authority under the Declaration and the Statutory Trust Act to adopt rules and procedures for the operation of the Trust. These Rules and Procedures are not intended to amend or modify in any way the Certificate or the Declaration. To the extent that any provision of these Rules and Procedures is inconsistent with any provision of the Certificate, the Declaration or the Statutory Trust Act, the Certificate, the Declaration or the Statutory Trust Act, as applicable, shall govern.

Section 3. Definitions.

(a) Capitalized terms used in these Rules and Procedures, and not otherwise defined herein, shall have the meanings ascribed to such terms in the Declaration.

(b) Unless the context otherwise requires, references in these Rules and Procedures to articles, sections, paragraphs and the like refer to such divisions of these Rules and Procedures.

(c) For purposes of these Rules and Procedures, the following terms shall have the following meanings:

(1) “Certificate” shall mean the Certificate of Trust filed on behalf of the Trust with the Secretary of State of the State of Delaware on December 7, 2006.

(2) “Declaration” shall mean the Amended and Restated Declaration of Trust dated February 13, 2007 by and among Adelphia Communications Corporation, certain of its affiliated Debtors-in-Possession, acting on behalf of the CVV Holders, the Trustees named therein and the CVV Holders.

(3) “Statutory Trust Act” shall mean Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code sec. 3801 et seq., as it may be amended from time to time, or any successor legislation.

(4) “Trust” shall mean Adelphia Recovery Trust, the Delaware statutory trust created pursuant to the Declaration.

ARTICLE II

Meetings of the CVV Trustees

Section 1. Meetings of the CVV Trustees. Regular meetings of the CVV Trustees may be held without notice at such time and at such place as shall from time to time be determined by resolution of the CVV Trustees. Special meetings of the CVV Trustees may be called by any CVV Trustee. No CVV Trustee may grant a proxy or otherwise appoint a representative to act for such CVV Trustee at any meeting of Trustees.

Section 2. Notice of Special Meetings. Notice of any in-person special meetings of the CVV Trustees shall be hand delivered or otherwise delivered by the CVV Trustee that has called such meeting to the other CVV Trustees in writing (including by facsimile, with a hard copy by overnight mail and by electronic mail) not less than five Business Days before such meeting. Notice of any telephonic special meetings of the CVV Trustees shall be delivered by the CVV Trustee that has called such meeting to the other CVV Trustees in writing (including by facsimile, with a duplicate hard copy by overnight mail and by electronic mail) not less than two Business Days before such meeting. Notice of any special meeting shall contain a brief statement of the time, place and anticipated purposes of the meeting.

Section 3. Waiver of Notice. The presence (whether in person or by telephone) of a CVV Trustee at a meeting shall constitute a waiver of notice of such meeting except where such CVV Trustee attends a meeting for the express purpose of objecting to the transaction of any activity on the ground that the meeting has not been lawfully called or convened. Any CVV Trustee may also waive any such notice requirement in writing by delivering (including by facsimile, with a hard copy by overnight mail and by electronic mail) such written waiver to all other CVV Trustees.

Section 4. Meeting Agendas. The Chairman of the CVV Trustees shall circulate a preliminary agenda for each meeting of the CVV Trustees. Any CVV Trustee may request that items be included on the agenda, and any CVV Trustee may raise at any meeting subjects that are not on the agenda for that meeting.

Section 5. Action Without a Meeting. Unless otherwise provided in the Statutory Trust Act, the Declaration or these Rules and Procedures, any action required or permitted to be taken at a meeting of the CVV Trustees may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the CVV Trustees. Such consent shall have the same force and effect as a unanimous vote at a meeting.

Section 6. Quorum; Voting. At all meetings of the CVV Trustees, a quorum shall consist of the minimum number of CVV Trustees then required to authorize action as contemplated by Section 3.10(b) of the Declaration. No business shall be transacted at a meeting of the CVV Trustees unless a quorum is present at the meeting. All official votes of the CVV Trustees shall be governed by the current edition of Robert’s Rules of Order. Votes shall be held by secret ballot at the request of any CVV Trustee.

Section 7. Presumption of Assent. A CVV Trustee who is present at a meeting of the CVV Trustees at which action on any matter is taken shall be presumed to have assented to the action unless his or her dissent shall be entered in the minutes of the meeting or unless he or she shall file a written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or shall forward any dissent by certified or registered mail to the Chairman of the CVV Trustees immediately after the adjournment of the meeting. Such right to dissent shall not apply to a CVV Trustee who voted in favor of such action.

Section 8. Chairman of the CVV Trustees. The CVV Trustees shall elect, by the affirmative vote of a majority of the total number of CVV Trustees, a Chairman of the CVV Trustees, who shall preside at all meetings of the Trustees at which he or she is present and shall have such powers and perform such duties as the CVV Trustees may from time to time prescribe. If the Chairman of the CVV Trustees is not present at a meeting of the Trustees, a majority of the CVV Trustees present at such meeting shall elect one of their members to so preside. A majority of the CVV Trustees may, at any time, replace the Chairman.

Section 9. Communications Equipment. CVV Trustees may participate in and act at any meeting of the Trustees through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear and speak with each other, notwithstanding any notice of an in-person meeting of the CVV Trustees, and participation in the meeting pursuant to this Section 9 of Article II shall constitute presence in person at the meeting.

ARTICLE III

Committees of the Trustees

Section 1. Audit Committee. The Trustees shall have an Audit Committee, the initial members of which shall be Ralph J. Takala, Bryan Bloom and Lee S. Hillman. The Audit Committee at all times shall have a formal written charter. The Audit Committee shall have the duties and responsibilities set forth in its charter. Initially, Ralph J. Takala shall serve as chair of the Audit Committee.

Section 2. Other Committees. The CVV Trustees may, by resolution passed by a majority of the CVV Trustees, designate one or more committees, each committee to consist of one or more of the CVV Trustees, which to the extent provided in such resolution shall have, and may exercise, the powers of the CVV Trustees in the management and affairs of the Trust, except as otherwise limited by the Statutory Trust Act, the Declaration or these Rules and Procedures. The CVV Trustees may designate one or more CVV Trustees as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the CVV Trustees. Each committee shall keep regular minutes of its meetings and report the same to the CVV Trustees upon request.

Section 3. Committee Rules. Each committee of the CVV Trustees may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the CVV Trustees designating such committee. Unless otherwise provided in such a resolution, the presence of at least a majority of the members of the committee shall be necessary to constitute a quorum. Unless otherwise provided in such a resolution, in the event that a member and the alternate for that member (if alternates are designated by the CVV Trustees) of such committee is or are absent or disqualified, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another CVV Trustee to act at the meeting in place of any such absent or disqualified member.

ARTICLE IV

Officers

Section 1. Generally. The CVV Trustees may from time to time designate officer positions and elect officers of the Trust with such titles and duties as may be required or appropriate for the CVV Trustees to carry out their duties in accordance with the Declaration. Each officer shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. Any number of officer positions may be held by the same person. Any CVV Trustee or employee or agent of the Plan Administrator may occupy any officer position.

Section 2. Duties. The officers of the Trust shall have such authority and shall perform such duties as are delegated from time to time by resolution of the CVV Trustees.

Section 3. Compensation. The compensation of the officers of the Trust shall be fixed by the CVV Trustees.

Section 4. Removal. Any officer of the Trust may be removed at any time, with or without cause, by the CVV Trustees. No elected officer shall have any contractual rights against the Trust for compensation by virtue of election by the Trust beyond the date of election of his or her successor, his or her death or his or her resignation or removal, whichever event shall occur first, except as otherwise provided in an employment contract, if any.

ARTICLE V

Miscellaneous

Section 1. Fixing a Record Date. In order that the Trust may determine the CVV Holders entitled to receive payment of any distribution or allotment or any rights, or for the purposes of any other lawful action, the CVV Trustees may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining CVV Holders for any such purpose shall be at the close of business on the day on which the CVV Trustees adopt the resolution relating thereto.

Section 2. Amendment. The CVV Trustees are expressly authorized to make, alter, amend, change, add to or repeal these Rules and Procedures by the affirmative vote of a majority of the CVV Trustees.

Section 3. Fiscal Year. The fiscal year of the Trust shall be the calendar year unless otherwise required by the tax code.